STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 16, 2010, is made by and between OmniReliant Holdings, Inc., a Nevada corporation (the “Seller”), and Oscar Rodriguez and Jesus Diaz (each, a “Buyer”, and collectively, the “Buyers”).

RECITALS

A.           Seller owns all of the issued and outstanding shares of common stock (the “Shares”) of OmniReliant Acquisition Sub, Inc., a Nevada corporation (the “Company”), which Shares constitute, as of the date hereof, all of the issued and outstanding capital stock of the Company.

B.           Each of the Buyers is a party to an employment agreement with the Seller dated December 2, 2008 (the “Employment Agreements”) which the Buyers have agreed to cancel in consideration for the sale of the Shares from the Seller (the “Transaction”).

C.           In connection with the Transaction, the Buyer wishes to acquire from Seller, and Seller wishes to transfer to Buyer, the Shares, upon the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

1.           Purchase and Sale of Stock.

(a)           Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 1(c)), all of the Shares.

(b)           Purchase Price.  The purchase price for the Shares shall be the cancellation of the Employment Agreements plus one dollar.

(c)           Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the execution of this Agreement.  The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

2.           Closing.

(a)           Transfer of Shares. At the Closing, Seller shall deliver to Buyer certificates representing the Shares, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens and encumbrances.

(b)  Payment of Purchase Price. At the Closing, Buyers shall consent to the cancellation of the Employment Agreements and the Seller shall be released from any liabilities or obligations thereunder, whether then existing or arising in the future.

3.           Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof as follows:

(a)           Corporate Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement is within the corporate powers and has been, duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)           Governmental Authorization. The execution, delivery and performance by Seller of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Seller or (ii) violate any applicable Law or Order or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement.

(d)           Capitalization. As of the date hereof, Seller owns the Shares, which shares represent 100% of the authorized, issued and outstanding capital stock of the Company. The Shares are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any and all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e)           Liabilities.  The Buyer has had the opportunity to review and has reviewed the Seller’s filing with the Securities and Exchange Commission and all liabilities of the Company disclosed in such filings and all such liabilities so disclosed shall be subject to paragraph 4.

4.           Representations and Warranties of Buyer. Each Buyer, jointly and severally, represents and warrants to Seller as of the date hereof as follows:

(a)           Enforceability. The execution, delivery and performance by Buyer of this Agreement are within Buyer’s powers. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)           Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d)           Purchase for Investment.  Buyer is financially able to bear the economic risks of acquiring an interest in the Company and the other transactions contemplated hereby, and have no need for liquidity in this investment. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Company, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Buyer is acquiring the Shares solely for their own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, (ii) had an opportunity to make such investigation as they have desired pertaining to the Company and the acquisition of an interest therein, and to verify the information which is, and has been, made available to them and (iii) had the opportunity to ask questions of Seller concerning the Company. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Shares by them must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the Company at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consent that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the Shares are being sold to them pursuant to the exemption from registration contained in Section 4(1) of the Securities Act and that Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(1) exemption.

(e)           Liabilities.  Following the Closing, Seller will have no debts, liabilities or obligations relating to the Company or its business or activities, whether before or after the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Company or its business and that may survive the Closing.

5.           Indemnification and Release.

(a)           Indemnification. Seller covenants and agrees to indemnify, defend, protect and hold harmless Buyer, and its officers, directors, employees, agents, representatives and affiliates (collectively, together with Buyer, the “Buyer Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim (collectively, “Losses”), incurred by any Buyer Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Seller set forth herein or (ii) any breach or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement.

(b)           Third Party Claims.

(i)           If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Buyer Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Seller has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Seller (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii)           If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c)           Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

(d)           Release.  Except for agreements and obligations under this Agreement, Seller, on behalf of itself and its Related Parties, hereby releases and forever discharges Buyer and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Seller or any of its Related Parties now have or have ever had against any Releasee. Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties”, for purposes of this Section 5(e) shall mean, with respect to Seller, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Seller, (ii) any Person in which Seller hold a Material Interest or (iii) any Person with respect to which any Seller serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

(e)           Indemnification. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, (iii) any debt, liability or obligation of the Buyer or the Company, whether incurred or arising prior to the date hereof or after, (iv) the conduct and operations of the business of the Company whether before or after the Closing, (v) claims asserted against the Company whether arising before or after the Closing,  (vi) any federal or state income tax payable by Buyer and attributable to the transaction contemplated by this Agreement, or (vii) any debt, liability or obligation relating to the Employment Agreements, whether incurred or arising prior to the date hereof or in the future.

(f)           Third Party Claims.

(i)           If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Seller Indemnitee”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 5(a), then the Seller Indemnitee shall notify Buyer (the “Seller Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Seller Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Seller Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Seller Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Seller Indemnitor. If the Seller Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Seller Indemnitee, then the Seller Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Seller Indemnitee in connection with the defense of such Third-Party Claim so long as the Seller Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Seller Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Seller Indemnitor. Except as provided in subsection (ii) below, both the Seller Indemnitor and the Seller Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Seller Indemnitee to timely give the Claim Notice shall not excuse Seller Indemnitor from any indemnification liability except only to the extent that the Seller Indemnitor is materially and adversely prejudiced by such failure.

(ii)           If the Seller Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Seller Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Seller Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Seller Indemnitor shall promptly reimburse the Seller Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Seller Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Seller Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Seller Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Seller Indemnitee in the defense against such Third-Party Claim.

(g)           Non-Third-Party Claims. Upon discovery of any claim for which Seller has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Seller Indemnitee, the Seller Indemnitee shall give prompt notice to Seller of such claim and, in any case, shall give Seller such notice within 30 days of such discovery. A failure by Seller Indemnitee to timely give the foregoing notice to Seller shall not excuse Seller from any indemnification liability except to the extent that Seller is materially and adversely prejudiced by such failure.

(h)           Release.  Except for all agreements and obligations under this Agreement, Buyer, on behalf of itself and its Related Parties, hereby releases and forever discharges Seller and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Seller Releasee” and collectively, “Seller Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Buyer or any of its Related Parties now have or have ever had against any Seller Releasee. Buyer hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Seller Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Buyer, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Buyer, (ii) any Person in which Buyer hold a Material Interest or (iii) any Person with respect to which any Buyer serves as a general partner or a trustee (or in a similar capacity).

6.           Definitions. As used in this Agreement:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b)           “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(c)           “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(d)           “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(e)           “Order” means any judgment, injunction, judicial or administrative order or decree;

(f)           “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(g)           “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

7.           Miscellaneous.

(a)           Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b)           Amendments and Waivers.

 (i)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

 (ii)           No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c)           Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d)           No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e)           Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of Florida.

(f)           Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h)           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

(i)           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a)           If to Buyer:

If to Seller:

OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
32nd Floor
New York, New York 10006
Attention: Darrin M. Ocasio, Esq.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

“SELLER”

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Robert DeCecco III
Name: Robert DeCecco III
Title: Chief Executive Officer

“BUYERS”

OSCAR RODRIGUEZ

/s/ Oscar Rodriguez

JESUS DIAZ

/s/ Jesus Diaz